Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Fat Projects Acquisition Corp (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2021, as filed with the Securities and Exchange Commission (the “Report”), I, David Andrada, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as added by §906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.
/s/ David Andrada
David Andrada
Chief Financial Officer (Principal Financial Officer)

Date: November 26, 2021

A signed original of the certification required by Section 906 has been provided to Fat Projects Acquisition Corp and will be retained by Fat Projects Acquisition Corp and furnished to the Securities and Exchange Commission or its staff upon request.